                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 NEWCOM, INC.
               -------------------------------------------------
                    (Exact name of registrant as specified
                                in its charter)

       Delaware                                            95-4485355
-----------------------                                -------------------
(State of incorporation)                                 (I.R.S. Employer
   or organization)                                    Identification No.)


             31166 Via Colinas, Westlake Village, California   91362
             ---------------------------------------------------------
             (Address of principal executive offices)        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                    Name of each exchange on which
    to be so registered                    each class is to be registered
  ----------------------                  --------------------------------

          None                                          None


Securities to be registered pursuant to Section 12(g) of the Act:

                  Units, each Unit consisting of one share of
                   Common Stock, par value $.001 per share,
                     and one Common Stock Purchase Warrant

                   Common Stock, $0.001 par value per share

                        Common Stock Purchase Warrants
             ---------------------------------------------------------
                               (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        In response to this item, incorporated by reference is the description of the Units, Common Stock, and Warrants (collectively, the "Securities"), of Newcom, Inc. (the "Registrant") contained under the caption "Description of Securities" in the Prospectus (Subject to Completion) dated July 16, 1997, as amended to date, that forms a part of the Registrant's Registration Statement on Form S-1 (the "Registration Statement") (File No. 333-31431).

Item 2. Exhibits.

        The following exhibits are filed as a part of this Registration
Statement:

        1. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i).1 to the Registration Statement).

        2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i).2 to the Registration Statement).

        3. Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) to the Registration Statement).

        4. Form of stock certificate for Common Stock of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

        5. Form of Redeemable Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement).

        6. Form of Representative's Warrant (incorporated by reference to
           Exhibit 4.3 to the Registration Statement).

        7. Form of Underwriting Agreement (incorporated by reference to Exhibit
           1.1 to the Registration Statement).

        8. Form of Registration Rights Agreement between NewCom, Inc. and Aura Systems, Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement).

        9. Form of Redemption Option Agreement between NewCom, Inc. and Aura Systems, Inc. (incorporated by reference to Exhibit 10.5 to the Registration Statement).
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                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Dated:  September 15, 1997.

                                        NewCom, Inc.


                                        By  /s/ SULTAN KHAN
                                           -------------------------------
                                           Sultan W. Khan
                                           Chief Executive Officer




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                               INDEX TO EXHIBITS



                                                                Sequentially
Exhibit                                                           Numbered
Number                  Exhibit                                    Page
-------                 -------                                 ------------

1.           Certificate of Incorporation of the Registrant
             (Incorporated by reference to Exhibit 3(i).1 to the Registration Statement).

2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i).2 to the Registration Statement).

3. Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) to the Registration
             Statement.

4. Form of stock certificate for Common Stock of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

5.           Form of Redeemable Common Stock Purchase Warrant
             (incorporated by reference to Exhibit 4.2 to the Registration Statement).

6. Form of Representative's Warrant (incorporated by reference to Exhibit 4.3 to the Registration
             Statement).

7. Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement).

8.           Form of Registration Rights Agreement between NewCom,
             Inc. and Aura Systems, Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement).

9.           Form of Redemption Option Agreement between NewCom,
             Inc. and Aura Systems, Inc. (incorporated by reference to Exhibit 10.5 to the Registration
             Statement).
